Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 20, 2013, with respect to the consolidated financial statements included in the Annual Report on Form 10-K/A for the year ended December 31, 2013 of Spherix Incorporated, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.

/s/ GRANT THORNTON LLP
McLean, Virginia
July 15, 2014